Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-292502) of Starfighters Space, Inc. of our report dated April 15, 2026 except for Note 14 and its impact on the consolidated financial statements, which is July 21, 2026, relating to the consolidated financial statements of Starfighters Space, Inc. as of December 31, 2025 and 2024 and for the years then ended, which appears in this Form 10-K/A.

/s/ Adeptus Partners, LLC

Adeptus Partners, LLC

Ocean, New Jersey

July 21, 2026